UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	October 27, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2011, Project Hollywood LLC, a newly formed limited liability company owned by Baseline Holdings LLC (which is owned by Mitchell Rubenstein, the Chairman and Chief Executive Officer of the registrant, Hollywood Media Corp. (“Hollywood Media”), and Laurie Silvers, the Vice-Chairman, President and Secretary of Hollywood Media) acquired from The New York Times Company all of the membership interests of Baseline LLC.  Baseline LLC owns Baseline StudioSystems, a leading provider of movie and TV data services for the entertainment and motion picture industries and a licensor of information to Internet and digital media companies.  Mr. Rubenstein and Ms. Silvers individually contributed $4.5 million in cash to Baseline Holdings LLC which in turn contributed it to Project Hollywood LLC to fund the acquisition.

Hollywood Media previously owned the Baseline StudioSystems business and sold it on August 25, 2006 to The New York Times Company.  The opportunity to purchase the Baseline StudioSystems business was presented to Mr. Rubenstein and Ms. Silvers in their individual capacity, and they presented to Hollywood Media’s independent directors the opportunity for Hollywood Media.  Rather than acquire 100% of the Baseline StudioSystems business, Hollywood Media’s independent directors decided unanimously for Hollywood Media to make a minority investment in Project Hollywood LLC alongside Mr. Rubenstein and Ms Silvers with the relative ownership interest of Project Hollywood LLC interests determined based on the proportionate amount each invested.

On October 27, 2011, following Project Hollywood LLC’s acquisition of all of the membership interests of Baseline LLC, Hollywood Media (following the unanimous approval of its independent directors) acquired a 21.74% ownership interest in Project Hollywood LLC for an investment of $1.25 million, which was based on the same per membership unit price paid by Baseline Holdings for its 78.26% ownership interest in Project Hollywood LLC.  The funds contributed were used to acquire Baseline LLC and for working capital and other capital needs of the Baseline StudioSystems business. The Baseline StudioSystems business has no debt other than normal accounts payable and deferred revenue.

Pursuant to the Project Hollywood LLC Limited Liability Company Agreement, Baseline Holdings or its designee will be the managing member, as long as Baseline Holdings or any of its permitted transferees, as defined, has an ownership interest in Project Hollywood LLC.  The managing member of Project Hollywood LLC has full authority, power and discretion to manage and control Project Hollywood LLC’s business and to determine the timing and amounts of distributions.

The Project Hollywood LLC Limited Liability Company Agreement provides that (i) distributions of available cash will be made in accordance with the members’ percentage interests, (ii) Hollywood Media’s ownership interest in Project Hollywood LLC is subject to a right of first refusal in favor of Project Hollywood LLC and Baseline Holdings in the event Hollywood Media desires to transfer such ownership interest, (iii) if Baseline Holdings and/or its permitted transferees who together own at least a majority of Project Hollywood LLC agree to sell its ownership interest in Project Hollywood LLC or vote in favor of a merger or consolidation or a sale of all or substantially all of Project Hollywood’s assets, Hollywood Media is required to consent to the transaction, waive any appraisal rights, and agree to sell its ownership interest in Project Hollywood LLC on the same terms and conditions as other members; and (iv) if Baseline Holdings desires to sell its ownership interest in Project Hollywood LLC, Hollywood Media would be able to participate in such sale by selling a proportionate amount of its interest in Project Hollywood LLC.

The foregoing summary description of the Project Hollywood LLC Limited Liability Company Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Form 8-K report and incorporated by reference in this Item of this Form 8-K report.

SECTION 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed in connection with the disclosure pursuant to Item 2.02 of this Form 8-K:

10.1	Project Hollywood LLC Limited Liability Company Agreement dated October 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: October 28, 2011
	By:	/s/ Tammy Hedge
Name: Tammy Hedge
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Project Hollywood LLC Limited Liability Company Agreement dated October 27, 2011.